UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alfred Sandrock, M.D., Ph.D. as President and Chief Executive Officer

On March 19, 2022, Voyager Therapeutics, Inc. (the “Company”) and Alfred Sandrock, M.D., Ph.D. entered into an employment agreement (the “Sandrock Agreement”) pursuant to which Dr. Sandrock agreed to serve as the President and Chief Executive Officer of the Company, effective on March 22, 2022 (the “Commencement Date”). In accordance with the Sandrock Agreement, the Company and Dr. Sandrock terminated the consulting agreement the parties entered into in February 2022 pursuant to which Dr. Sandrock was providing advisory services to the Company. Dr. Sandrock continues to serve as a director on the Board of Directors of the Company (the “Board”) and as a member of both the Executive Committee and the Science and Technology Committee of the Board.

Dr. Sandrock, age 64, was appointed to the Board in February 2022. From February 1998 to December 2021, Dr. Sandrock served in positions of increasing responsibility at Biogen Inc., culminating in his service as Executive Vice President, Research and Development from October 2019 to December 2021. Dr. Sandrock also served in various Chief Medical Officer roles from 2012 to 2020, including as Executive Vice President, Chief Medical Officer for Biogen from October 2015 to January 2020, and served on Biogen’s Executive Committee from June 2013 to December 2021. Dr. Sandrock held other senior executive positions at Biogen during his tenure, including Group Senior Vice President and Chief Medical Officer, Chief Medical Officer and Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology. Dr. Sandrock earned a B.A. in human biology from Stanford University, an M.D. from Harvard Medical School, and a Ph.D. in neurobiology from Harvard University.

Dr. Sandrock has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Dr. Sandrock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Sandrock Agreement, Dr. Sandrock is entitled to receive a signing bonus of $50,000 and a starting annualized base salary of $600,000, subject to adjustment from time to time in the sole discretion of the Board, and is eligible to receive an annual cash bonus targeted at 55% of his annual base salary then in effect, with the actual amount of such bonus, if any, to be determined by the Board. For the calendar year 2022, any bonus paid to Dr. Sandrock will be pro-rated to reflect his 2022 service. Dr. Sandrock is also eligible to participate in the Company’s employee benefit plans, subject to the terms and conditions of such plans.

In accordance with the Sandrock Agreement, the Board also approved the grant to Dr. Sandrock, effective as of the Commencement Date, of a stock option to purchase 940,600 shares of the Company’s common stock at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the Commencement Date and of a restricted stock unit award representing the right to receive 100,000 shares of the Company’s common stock. The option award has a ten-year term and vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Commencement Date and the remaining 75% of the shares underlying the award vesting monthly over the subsequent three-year period thereafter, subject to Dr. Sandrock’s continued employment by the Company. The restricted stock unit award vests over a four-year period, with 25% of the shares underlying the award vesting on April 1, 2023 and an additional 25% of the shares underlying the award vesting annually at the end of each subsequent one-year period thereafter, subject to Dr. Sandrock’s continued employment by the Company. Each of the option award and the restricted stock unit award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Company’s 2015 Stock Option and Incentive Plan.

Under the Sandrock Agreement, in the event Dr. Sandrock terminates his employment with “good reason” or is terminated without “cause” (as such terms are defined in the Sandrock Agreement), Dr. Sandrock becomes eligible to receive continuation of his base salary for a period of 12 months, a pro rata portion of his target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event Dr. Sandrock terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Sandrock Agreement), Dr. Sandrock becomes eligible to receive continuation of his base salary for 12 months, a pro rata portion of his target annual bonus, continuation of group health insurance premium payments under COBRA for up to 12 months and acceleration in full of the vesting of all equity awards held by him that vest solely based on continued service. These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The Sandrock Agreement also obligates Dr. Sandrock under standard invention assignment, confidentiality, non-competition, and non-solicitation provisions.

Transition of Dr. Sandrock and Michael Higgins

On the Commencement Date, in connection with the appointment of Dr. Sandrock, Michael Higgins ceased to serve as Interim President and Chief Executive Officer of the Company. Mr. Higgins continues to serve as Chairman of the Board and, effective as of the Commencement Date, is considered an independent director in accordance with the rules of the Nasdaq Stock Market. Mr. Higgins also continues to serve as Chair of the Executive Committee of the Board.

In recognition of the additional time and effort that may be required from Mr. Higgins during the period from the Commencement Date through June, 2022 in his role as Chair of the Executive Committee of the Board in supporting Dr. Sandrock in his transition to the position of President and Chief Executive Officer, Mr. Higgins will receive a one-time cash retainer of $30,000. This cash retainer is in addition to the retainer generally payable to Mr. Higgins as Chair of the Executive Committee in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy. Equity awards previously granted to Mr. Higgins in his capacity as Interim President and Chief Executive Officer of the Company will continue to vest based on his continued service as a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between Voyager Therapeutics, Inc. and Alfred Sandrock, M.D., Ph.D., effective as of March 22, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel